Calculation of Filing Fee Tables
S-8
Bimergen Energy Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share reserved for issuance pursuant to the 2025 Equity Incentive Plan	Other	500,000	$ 2.76	$ 1,380,000.00	0.0001381	$ 190.58
2	Equity	Common Stock, par value $0.001 per share reserved for issued pursuant to certain restricted stock awards	Other	88,456	$ 2.76	$ 244,138.56	0.0001381	$ 33.72
3	Equity	Common stock, par value $0.001 per share, issuable upon exercise certain stock options	Other	1,414,286	$ 4.53	$ 6,406,715.58	0.0001381	$ 884.77
Total Offering Amounts:						$ 8,030,854.14		$ 1,109.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,109.07
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover an indeterminate number of additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Bimergen Energy Corporation. (the "Registrant") issuable under the Bimergen Energy Corporation 2025 Equity Incentive Plan (the "Plan") by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Common Stock. (2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The NYSE American on March 19, 2026.

[2]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover an indeterminate number of additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Bimergen Energy Corporation. (the "Registrant") issuable under the Bimergen Energy Corporation 2025 Equity Incentive Plan (the "Plan") by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Common Stock. (2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The NYSE American on March 19, 2026.

[3]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover an indeterminate number of additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Bimergen Energy Corporation. (the "Registrant") issuable under the Bimergen Energy Corporation 2025 Equity Incentive Plan (the "Plan") by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources